AMENDMENT NO. 1 TO CREDIT AGREEMENT

         AMENDMENT dated as of May 6, 2005 to the Five-Year Credit Agreement dated as of May 19, 2004 (the "Credit Agreement") among THE SERVICEMASTER COMPANY, a Delaware corporation (the "Company"); the LENDERS from time to time party thereto; JPMORGAN CHASE BANK, N.A. (formerly known as JPMORGAN CHASE BANK) and BANK OF AMERICA, N.A., as Syndication Agents; U.S. BANK NATIONAL ASSOCIATION (formerly known as U.S. BANK) and WACHOVIA BANK, N.A., as Documentation Agents; and SUNTRUST BANK, as administrative agent (the "Administrative Agent").

         The parties hereto agree as follows:

         SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

         SECTION 2. Amended Definitions. The following definition in Section
1.01 of the Credit Agreement is amended to read in its entirety as follows:

         "Termination Date" means (i) May 6, 2010 or (ii) such later day to which the Termination Date may be extended pursuant to Section 2.01(c), but if such day is not a Business Day, then the Termination Date shall be the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Business Day.

         SECTION 3. Amendment to Article 2. Section 2.01 of the Credit Agreement is hereby amended by the insertion of subsection (c). Section 2.01(c) shall read as follows:

         (c) Extension Option. The Termination Date may be extended from time to time in the manner set forth in this subsection (c) for a period of one year from the Termination Date then in effect. If the Company wishes to request an extension of the Termination Date, the Company shall give written notice to that effect to the Administrative Agent not less than 45 nor more than 90 days prior to (i) the first anniversary of the date hereof in the case of the initial such extension or (ii) the anniversary of the date hereof which follows by approximately one year the date of the then most recent extension hereunder, in the case of any subsequent such extension, whereupon the Administrative Agent shall promptly notify each of the Lenders of such request. Each Lender will use its best efforts to respond to such request, whether affirmatively or negatively, as it may elect in its sole and absolute discretion, within 30 days of such notice to the Administrative


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Agent. Any Lender not responding to such request within such time period shall be deemed to have responded negatively to such request. The Company may request the Lenders that do not elect to extend the Termination Date to assign their Commitments in their entirety to one or more Purchasers pursuant to Section
12.03 which Purchasers will agree to extend the Termination Date. If all Lenders (including such Purchasers and excluding their respective transferor Lenders) respond affirmatively, then, subject to receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit K hereto duly completed and signed by all of the parties hereto, the Termination Date shall be extended to the first anniversary of the Termination Date then in effect.

         SECTION 4. Amendments to Article 5. (a) Section 5.03 of the Credit Agreement is amended to read in its entirety as follows:

         Section 5.03. Business and Property. The Lenders have each heretofore been furnished with a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2004 (the "Form 10-K"), the Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2004 (the "Annual Report") and the Current Reports of the Company on Form 8-K filed on January 21, 2005, February 10, 2005, February 24, 2005, March 14, 2005, April 5,
2005 and April 21, 2005 (the "Form 8-Ks"). The Form 10-K, the Annual Report and the Form 8-Ks are hereinafter referred to as the "Disclosure Documents."

         (b) Section 5.04 of the Credit Agreement is amended by:

                  (i) changing the date specified in clause (a) thereof from "December 31, 2003" to "December 31, 2004"; and

                  (ii) changing the date specified in clause (b) thereof from "December 31, 2003" to "December 31, 2004".

         SECTION 5. Amendment to Exhibit. Exhibit K, as set forth in Exhibit K hereto, is added to the Credit Agreement.

         SECTION 6. Applicable Eurocurrency Margin and Facility Fee Rate. The table appearing in the Pricing Schedule is amended to read as follows:

--------------------------------------------------------------------------------
                             Level I   Level II    Level III  Level IV   Level V
--------------------------------------------------------------------------------
Applicable Eurocurrency        45.0      52.5         60.0      80.0      112.5
Margin
--------------------------------------------------------------------------------
Facility Fee Rate              10.0      12.5         15.0      20.0       25.0
--------------------------------------------------------------------------------


         SECTION 7. Representations of Company. The Company represents and warrants that (i) the representations and warranties of the Company set forth in
Article 5 of the Credit Agreement, as amended by this Amendment No. 1, will be




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true on and as of the Amendment No. 1 Effective Date (defined below) and (ii) no
Default will have occurred and be continuing on such date.

         SECTION 8. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 9. Counterparts. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 10. Effectiveness. This Amendment No. 1 shall become effective as of the date hereof on the date when each of the following conditions shall have been satisfied (the "Amendment No. 1 Effective Date"):

         (a) receipt by the Administrative Agent of counterparts hereof signed by the Company, the Administrative Agent and each Lender (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of facsimile, telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); and

         (b) payment by the Company (i) to the Administrative Agent, for the accounts of the Lenders ratably, of an upfront fee of 0.05% of the Aggregate Commitment, (ii) to the respective Agents, of fees in the amounts heretofore mutually agreed upon and (iii) of all other amounts due and payable under the Credit Agreement and/or this Amendment No. 1;

provided that this Amendment No. 1 shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than May 13, 2005. The Administrative Agent shall promptly notify the Company and the Lenders of the Amendment No. 1 Effective Date, and such notice shall be conclusive and binding on all parties hereto.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.



                            THE SERVICEMASTER COMPANY


                            By:   /s/ Eric R. Zarnikow
                                  ----------------------------------------------
                                  Name:    Eric R. Zarnikow
                                  Title:   Senior Vice President & Treasurer

                            By:   /s/ Ernest J. Mrozek
                                  ----------------------------------------------
                                  Name:    Ernest J. Mrozek
                                  Title:   President and Chief Financial Officer

                            JPMORGAN CHASE BANK, N.A.
                              (formerly known as JPMORGAN CHASE BANK), individually and as Joint Lead Arranger and Syndication Agent


                            By:      /s/ Randolph Cates
                                     -------------------------------------------
                                     Name:    Randolph Cates
                                     Title:   Vice President

                            BANK OF AMERICA, N.A.,
                              individually and as Syndication Agent


                            By:      /s/ Charles R. Dickerson
                                     -------------------------------------------
                                     Name:    Charles R. Dickerson
                                     Title:   Managing Director

                            SUNTRUST BANK,
                              individually and as Administrative Agent


                            By:      /s/ Brian  M. Davis
                                     -------------------------------------------
                                     Name:    Brian M. Davis
                                     Title:   Director

                            U.S. BANK NATIONAL ASSOCIATION
                              (formerly known as U.S. BANK), individually and as Documentation Agent


                            By:        /s/ Michael P. Dickman
                                       -----------------------------------------
                                       Name: Michael P. Dickman
                                       Title: Vice President

                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                              individually and as Documentation Agent


                            By:        /s/ John G. Taylor
                                       -----------------------------------------
                                       Name:     John G. Taylor
                                       Title:    Vice President

                            FIFTH THIRD BANK (CHICAGO),
                              a Michigan Banking Corporation, individually and as Co-Agent


                            By:      /s/ Kim Puszczewicz
                                     -------------------------------------------
                                     Name:    Kim Puszczewicz
                                     Title:   Assistant Vice President

                            LASALLE BANK NATIONAL ASSOCIATION,
                              individually and as Co-Agent


                            By:      /s/ Peg Laughlin
                                     -------------------------------------------
                                     Name:    Peg Laughlin
                                     Title:   Senior Vice President

                            THE BANK OF NEW YORK


                            By:      /s/ Mark O'Connor
                                     -------------------------------------------
                                     Name:    Mark O'Connor
                                     Title:   Vice President

                            FIRST TENNESSEE BANK, NATIONAL ASSOCIATION


                            By:      /s/ James H. Moore
                                     -------------------------------------------
                                     Name:    James H. Moore
                                     Title:   Senior Vice President

                            NATIONAL CITY BANK


                            By:      /s/ Jon R. Hinard
                                     -------------------------------------------
                                     Name:    Jon R. Hinard
                                     Title:   Senior Vice President

                            MIZUHO CORPORATE BANK, LTD.


                            By:      /s/ Raymond Ventura
                                     -------------------------------------------
                                     Name:    Raymond Ventura
                                     Title:   Senior Vice President

                            UNION BANK OF CALIFORNIA, N.A.


                            By:      /s/ Matthew R. Krajniak
                                     -------------------------------------------
                                     Name:    Matthew R. Krajniak
                                     Title:   Assistant Vice President

                            PNC BANK, N.A.


                            By:      /s/ Hana M. Deiter
                                     -------------------------------------------
                                     Name:    Hana M. Deiter
                                     Title:   Manager Director

                            THE NORTHERN TRUST COMPANY


                            By:      /s/ Chris McKean
                                     -------------------------------------------
                                     Name:    Chris McKean
                                     Title:   Vice President

                            E.SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH


                            By:      /s/ Benjamin Lin
                                     -------------------------------------------
                                     Name:    Benjamin Lin
                                     Title:   EVP & General Manager

                                   EXHIBIT "K"

                           FORM OF EXTENSION AGREEMENT

SunTrust Bank,
    as Administrative Agent
    under the Credit Agreement
    referred to below

Ladies and Gentlemen:

         The undersigned hereby agrees to extend, effective [Extension Date], the Termination Date under the Credit Agreement dated as of May 19, 2004 (as amended from time to time, the "Credit Agreement") among The ServiceMaster Company, a Delaware corporation (the "Company"), the Subsidiaries referred to therein, the Lenders party thereto, SunTrust Bank, as Administrative Agent (the "Administrative Agent"), JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Syndication Agents and U.S. Bank and Wachovia Bank, as Documentation Agents, for one year to [date to which the Termination Date is extended]. Terms defined in the Credit Agreement are used herein with the same meaning.

         This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

                                    [LENDERS]

                                     By:----------------------------------------
                                        Name:
                                        Title:

Agreed and accepted:

THE SERVICEMASTER COMPANY

By:-------------------------------------
   Name:
   Title:

SUNTRUST BANK, as
Administrative Agent

By:-------------------------------------
   Name:
   Title: